EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of EnterConnect Inc. (the "Company") on Form 10-Q for the period ended December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Sam Jankovich, Chief Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

ENTERCONNECT INC.

Date: February 23, 2009	By:	/s/ Sam Jankovich
Sam Jankovich
Chief Executive Officer and Principal Financial Officer

A signed original of this written statement required by Section 906 has been provided to EnterConnect Inc. and will be retained by EnterConnect Inc. and furnished to the Securities and Exchange Commission or its staff upon request.